[O'Melveny & Myers LLP Letterhead]


September 8, 1998

Furon Company
29982 Ivy Glenn Drive
Laguna Niguel, CA  92677-2044

Re:  Registration Statement on Form S-8
     of Furon Company (the "Company")

Gentlemen:

     At your request, we have examined the Registration
Statement on Form S-8 to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 300,000 shares of Common Stock, without par value, of the Company (the "Common Stock"), and additional rights pursuant to the Company's Rights Agreement dated March 21, 1989, as amended, with The Bank of New York, as rights agent (the "Rights" and, together with the Common Stock, the "Shares"), and $2,500,000 of Deferred Compensation Obligations of the Company
(the "Obligations"), to be issued or delivered pursuant to the Furon
Company Deferred Compensation Plan (the "Plan"). We have examined the proceedings heretofore taken and to be taken in connection with the authorization of the Plan, the Shares, and the Obligations to be issued or delivered pursuant to and in accordance with the Plan. We have been advised by you that the Common Stock to be delivered pursuant to and in accordance with the Plan will be purchased by the Company on the open market.

     Based upon such examination and upon such matters of fact and law as we have deemed relevant, we are of the opinion that the Shares and the Obligations have been duly authorized by all necessary corporate action on the part of the Company and, when issued or delivered in accordance with such authorization, the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, the Shares will be validly issued, the Common Stock will be fully paid and nonassessable, and the Obligations will be validly issued, legally binding obligations of the Company.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

                                    Respectfully submitted,
                                    /s/ O'Melveny & Myers LLP

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